EXHIBIT 10

        July 1 2002

Aurora Equity Partners L.P.
Aurora Overseas Equity Partners I, L.P.
10877 Wilshire Boulevard
Suite 2100
Los Angeles, CA 90024

To Whom It May Concern:

        I understand that Aurora Equity Partners L.P. ("AEP") and Aurora Overseas Equity Partners I, L.P. ("AOEP") (AEP and AOEP, collectively, the "Aurora Entities") have undertaken efforts to secure buyers for shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Aftermarket Technology Corp., a Delaware corporation (the "Company"), that have been registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. I am a selling stockholder under the Registration Statement and would benefit if the Aurora Entities were to continue such efforts.

        To induce the Aurora Entities to continue their efforts in connection with sales of the Common Stock pursuant to the Registration Statement, and for other good and valuable consideration, I hereby agree as follows:

        A.    Without the prior written consent of the Aurora Entities, I will not, during the period commencing on the date hereof and ending on the date on which all shares of Common Stock registered pursuant to the Registration Statement have been sold or otherwise disposed of pursuant to the Registration Statement (the "Shelf Termination Date"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock (each of the transactions described in clause (1) or (2) above, a "Transfer"), whether any such Transfer is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. This paragraph A shall not apply to Transfers of shares of Common Stock made pursuant to the Registration Statement.

        B.    Without the prior written consent of the Aurora Entities, I will not, during the period commencing on the Shelf Termination Date and ending on the earlier of (1) the Conversion Date or (2) the Employment Termination Date (as such terms are defined in that certain Employment Agreement, dated as of the date hereof, by and among the undersigned and the Company) effect a Transfer unless, after giving effect to such Transfer, the total number of shares Transferred from time to time by me commencing on the Shelf Termination Date does not exceed the total number of shares of Common Stock owned by me as of the Shelf Termination Date (including shares underlying vested or unvested options) multiplied by a fraction, the numerator of which fraction shall be the total number of shares of Common Stock Transferred from time to time after the Shelf Termination Date by the Aurora Entities, and the denominator of which shall be the total number of shares of Common Stock owned by the Aurora Entities as of the Shelf Termination Date.

        Provided that all transferees agree to take shares of Common Stock subject to the same limitations as are contained in this letter agreement, the foregoing two sentences shall not apply to (i) a Transfer to my successors in interest upon my death, (ii) a Transfer to my spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons, (iii) any transferee pursuant to a divorce or separation agreement or a final decree of a court in a divorce action or upon or occasioned by my incompetence and (iv) in the case of a Transfer during my lifetime, any person in which no person has any interest (directly or indirectly) except for any of me, my spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons; provided that in respect of any Transfer during my life pursuant to clause (ii) or (iv), I shall retain voting power over all of the outstanding shares of Common Stock being Transferred; and provided further, that, in the case of a Transfer to a person (such as a partnership or a trust) as to which a governing instrument exists, (x) I shall furnish a copy of such governing instrument to the Aurora Entities in advance, (y) the Aurora Entities shall be reasonably satisfied that the terms of such governing instrument shall not be inconsistent with the terms of this letter agreement and (z) during the period that such Common Stock is held by such person, I shall ensure that the terms of such governing instrument shall not be amended in any manner that results in such governing instrument being inconsistent with the terms of this letter agreement.

        I understand that the Aurora Entities are relying on this letter agreement in conducting their efforts in connection with sales of shares of Common Stock pursuant to the Registration Statement. I further understand that this letter agreement is irrevocable and shall be binding upon my heirs, legal representatives, successors and assigns.

        Nothing in this letter agreement shall be construed as requiring or obligating the Aurora Entities to successfully arrange for a sale of Common Stock pursuant to the Registration Statement or otherwise.

Very truly yours,
/s/ BARRY C. KOHN Barry C. Kohn 10935 Hastings Lane Powell, OH 43065